As filed with the Securities and Exchange Commission on December 22, 1999

                                                       Registration No. 333-
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             ----------------------

                         THE GENLYTE GROUP INCORPORATED
             (Exact name of registrant as specified in its charter)


        Delaware                                     22-2584333
(State or other jurisdiction of                     (I.R.S. Employer
incorporation or organization)                      Identification No.)

                              4360 Brownsboro Road
                           Louisville, Kentucky 40207
               (Address of principal executive offices) (Zip code)


              GENLYTE THOMAS RETIREMENT SAVINGS AND INVESTMENT PLAN AMENDED AND RESTATED EFFECTIVE AS OF JANUARY 1, 2000
                            (Full title of the plan)

                               Daniel Fuller, Esq.
                         The Genlyte Group Incorporated
                              4360 Brownsboro Road
                           Louisville, Kentucky 40207
                                 (502) 893-4600
                    (Name and address, and telephone number,
                   including area code, of agent for service)
                        ---------------------------------

                        Copies of all communications to:
                            Steven D. Weinstein, Esq.
                               Proskauer Rose LLP
                                  1585 Broadway
                            New York, New York 10036
                                 (212) 969-3000

                         CALCULATION OF REGISTRATION FEE



                                                      Proposed maximum           Proposed maximum                Amount of
   Title of securities        Amount to be            offering price            aggregate offering             Registration
     to be registered          registered(1)            per share(2)                  price(2)                       Fee
------------------------------------------------------------------------------------------------------------------------------------
Common Stock,                  350,000 shares            $20.375                    $7,131,250                   $1,882.65
par value $.01
====================================================================================================================================


(1) Includes 350,000 preferred stock purchase rights attached to each share of common stock pursuant to the Rights Agreement, dated as of September 13, 1999, between the Registrant and The Bank of New York, as Rights Agent.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933 on the basis of the average of the high and low sale prices of the Common Stock on the Nasdaq National Market on December 15, 1999.

         In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.


              -----------------------------------------------------

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         Item 3.  Incorporation of Documents By Reference.
         -------  ----------------------------------------

         The following documents filed with the Securities and Exchange Commission (the "Commission") by The Genlyte Group, a Delaware corporation (the "Company" or the "Registrant"), Commission file no. 0-16960, or the Genlyte Thomas Retirement Savings and Investment Plan, Amended and Restated Effective as of January 1, 2000 (the "Plan"), are incorporated herein by reference:

                  (1) The Company's Annual Report filed on Form 10-K for the fiscal year ended December 31, 1998.

                  (2) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1999.

                  (3) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1999.

                  (4) The Company's Current Report on Form 8-K dated September 13, 1999.

                  (5) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1999.

                  (6) The description of the Company's common stock, par value $.01, contained in the Company's Registration Statement filed on Form 10, filed on May 26, 1988, as amended by Amendment No. 1 on Form 8 filed on July 15, 1986, Amendment No. 2 on Form 8 filed on July 20, 1988 and Amendment No. 3 on Form 8 dated August 2, 1986, respectively.

                  (7) The Plan's Annual Report filed on Form 11-K for the fiscal year ended December 31, 1998.

         All documents subsequently filed by the Company or the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all remaining securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents. Any statement in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


         Item 4.  Description of Securities.
         -------  --------------------------

         Not applicable.

         Item 5.  Interest of Named Experts and Counsel.
         -------  --------------------------------------

         Not applicable.

         Item 6.  Indemnification of Directors and Officers.
         -------  ------------------------------------------

         Article FOURTEENTH of the Company's Amended and Restated Certificate of Incorporation, as amended ("Article FOURTEENTH"), provides that the Company shall indemnify and hold harmless, to the fullest extent authorized by the Delaware General Corporation Law, its officers and directors against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection with any civil, criminal, administrative or investigative action, suit or proceeding. Article FOURTEENTH also extends such indemnification to those serving at the request of the Company as directors, officers, employees or agents of other enterprises, including employee benefit plans.

         In addition, Article FOURTEENTH provides that no director shall be personally liable for any breach of fiduciary duty, except for liability (i) for a breach of the director's duty of loyalty to the Company or its stockholders,
(ii) for acts of intentional misconduct, (iii) under Section 174 of the Delaware General Corporation Law for unlawful declarations of dividends or unlawful stock purchases or redemptions, or (iv) for any transactions from which the director derived an improper personal benefit.

         Section 145 of the Delaware General Corporation Law permits a corporation to indemnify its directors and officers against expenses (including attorney's fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties, if such directors or officers acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors and officers in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interest of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant officers or directors are reasonably entitled to indemnity for such expenses despite such adjudication of liability.

         Section 102(b)(7) of the Delaware General Corporation Law provides that a corporation may eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective.


         Item 7.  Exemption from Registration Claimed.
         -------  ------------------------------------

         Not applicable.

         Item 8.  Exhibits.
         -------  ---------

         Exhibit Number                       Description
         --------------                       -----------

         4(a) Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3(b) to the Company's Amendment No. 3 on Form 8, filed on August 3, 1988, to the Company's Registration Statement on Form 10 filed on May 26, 1988.


         4(b) Certificate of Amendment to the Company's Restated Certificate of Incorporation (incorporated by reference to Exhibit 3(a) to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1992).

         4(c) Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3(c) to the Company's Amendment No. 3 on Form 8, filed on August 3, 1988, to the Company Registration Statement on Form 10 filed on May 26, 1988).

         4(d) Rights Agreement, dated as of September 13, 1999, between the Company and The Bank of New York, as Rights Agent (incorporated by reference to Exhibit
                           4.1 to the Company's Registration Statement on Form 8-A filed on September 15, 1999).


         23                Consent of Arthur Andersen LLP


         24                Powers of Attorney (included on Page II-5)


The Company will submit or has submitted the Plan to the Internal Revenue Service (the "IRS") in a timely manner, and has made or will make all changes required by the IRS in order to qualify the Plan.


          Item 9.  Undertakings.
          -------  -------------

          (a)     The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

The Registrant
--------------

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Louisville, State of Kentucky, on December 15, 1999.

                           THE GENLYTE GROUP INCORPORATED


                           By:  /s/ Larry Powers
                              --------------------------------------------------
                                 Name:    Larry Powers
                                 Title:   President and Chief Executive Officer


                               POWERS OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Larry Powers and William G. Ferko, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to act, without the other, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 of The Genlyte Group Incorporated, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


         Signatures                                    Title                                Date
         ----------                                    -----                                ----

    /s/ Avrum I. Drazin                      Chairman of the Board of Directors           December 15, 1999
-----------------------------------------
   Avrum I. Drazin


   /s/ Larry Powers                          President and Chief Executive                December 15, 1999
-----------------------------------------
   Larry Powers                              Officer, Director
                                             (Principal Executive Officer)

   /s/ William G. Ferko                      Vice President-Finance, Chief                December 15, 1999
-----------------------------------------    Financial Officer and Treasurer
   William G. Ferko                          (Principal Financial Officer
                                             and Principal Accounting Officer)


         Signatures                                    Title                                Date
         ----------                                    -----                                ----

   /s/ David M. Engelman                     Director                                     December 15, 1999
-----------------------------------------
   David M. Engelman


  /s/ Fred Heller                            Director                                     December 15, 1999
-----------------------------------------
   Fred Heller


   /s Frank Metzger                          Director                                     December 15, 1999
-----------------------------------------
   Frank Metzger


The Plan
--------

         Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Louisville, State of Kentucky, on December __, 1999.

                           GENLYTE RETIREMENT SAVINGS AND INVESTMENT PLAN


                           By:    /s/ William G. Ferko
                              --------------------------------------------------
                                 Name:    William G. Ferko
                                 Title:   Pension and Benefits Committee Member

                                  EXHIBIT INDEX




Exhibit
Number                Description                         Location
-------               -----------                         --------

4(a)          Restated  Certificate of Incorporation    Incorporated          by
              of the Company                            reference   to   Exhibit
                                                        3(b)  to  the  Company's
                                                        Amendment  No. 3 on Form
                                                        8,  filed on  August  3,
                                                        1988,  to the  Company's
                                                        Registration   Statement
                                                        on Form 10  filed on May
                                                        26, 1988

4(b)         Certificate   of   Amendment   to   the    Incorporated          by
             Company's   Restated   Certificate   of    reference   to   Exhibit
             Incorporation                              3(a)  to  the  Company's
                                                        Annual  Report  on  Form
                                                        10-K for the fiscal year
                                                        ended December 31, 1992

4(c)         Amended  and  Restated  Bylaws  of  the    Incorporated          by
             Company                                    reference   to   Exhibit
                                                        3(c)  to  the  Company's
                                                        Amendment  No. 3 on Form
                                                        8,  filed on  August  3,
                                                        1988,  to the  Company's
                                                        Registration   Statement
                                                        on Form 10  filed on May
                                                        26, 1988

4(d)         Rights Agreement, dated as of September    Incorporated          by
             13,  1999,  between the Company and The    reference to Exhibit 4.1
             Bank of New York, as Rights Agent          to     the     Company's
                                                        Registration   Statement
                                                        on Form 8- A filed  with
                                                        the     Commission    on
                                                        September 15, 1999



23           Consent of Arthur Andersen LLP             Page II-8



24           Powers of Attorney                         Included on Page II-5

                                                                    Exhibit 23.1



                    Consent of Independent Public Accountants



As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 10, 1999 included in The Genlyte Group's Form 10-K for the year ended December 31, 1998 and to all references to our Firm included in this registration statement.


                                               /s/ Arthur Andersen LLP


Louisville, Kentucky
December 10, 1999